UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

TESSERA TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE AND OPPORTUNITY C LP
STARBOARD VALUE LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
TUDOR BROWN
GEORGE CWYNAR
THOMAS LACEY
GEORGE RIEDEL
DONALD STOUT

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

April 17, 2013

Dear Fellow Tessera Stockholder:

Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”) and the other participants in this solicitation (collectively, “Starboard” or “we”) are the beneficial owners of an aggregate of 4,003,661 shares of common stock, par value $0.001 per share (the “Common Stock”), of Tessera Technologies, Inc., a Delaware corporation (“Tessera” or the “Company”), representing approximately 7.6% of the outstanding shares of Common Stock.  We have nominated a full slate of six highly qualified director candidates for election to the board of directors (the “Board”) at Tessera’s upcoming 2013 Annual Meeting of Stockholders (the “Annual Meeting”).  We did so because we believe that the Board must be reconstituted with director candidates who have appropriate and relevant skill sets and a shared objective of enhancing value for the benefit of all Tessera stockholders.  The individuals we have nominated are highly qualified, capable and ready to serve stockholders to help make Tessera a stronger, more profitable, and ultimately more valuable company.

Starboard is an investment management firm that seeks to invest in undervalued and underperforming public companies.  Our approach to such investments is to actively engage and work closely with management teams and boards of directors in a constructive manner to identify and execute on opportunities to unlock value for the benefit of all stockholders.  Starboard has established a strong track record of creating stockholder value at many public companies for more than ten years.

We believe there is significant value to be realized at Tessera.  However, we are concerned that management and the Board are not taking appropriate actions to address the Company’s perennial underperformance and unlock value for the benefit of all stockholders.  Given the Company’s dismal financial and stock price performance, failed execution, poor governance, recent executive departures, and highly troubling recent director resignations under the oversight of the current Board, we strongly believe that the Board must be reconstituted to ensure that the interests of stockholders, the true owners of Tessera, are appropriately represented in the boardroom, and that the Board takes the necessary steps to help the Company’s stockholders realize maximum value for their investment.

We are therefore seeking your support at the Annual Meeting to elect six director candidates, who if elected would constitute the entire Board and who are committed to reexamining the Company’s current strategy and focusing on specific opportunities to enhance value for stockholders.  If elected, these directors will seek to (i) significantly reduce costs throughout the entire organization, (ii) implement near-term performance hurdles for the Company’s DigitalOptics Corporation business and evaluate strategies to mitigate the mounting losses, including considering alternative structures or partnerships for this business, (iii) reduce costs in the Company’s Intellectual Property business and focus on identifying and executing on incremental opportunities to drive additional revenue in this business, and (iv) return significant capital to stockholders.

Although we have nominated a full slate of six directors for election at the Annual Meeting, if elected, our nominees have expressed their willingness to expand the Board to allow Tessera’s new chief executive officer to serve on the Board following his or her appointment and to consider adding back up to two incumbent directors for the sake of continuity on the Board.  Our nominees would consider adding back any of the incumbent directors, depending upon their willingness to serve and their credentials.  We believe that this result would allow Tessera to move forward under the leadership of a strong and well-qualified Board while ensuring continuity at the Company.  There is no assurance, however, that our nominees will take such action, if elected, or that any incumbent directors would agree to serve on the Board with our nominees.

The Board is currently composed of nine directors, six of whom are up for election at the Annual Meeting.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today.  The attached Proxy Statement and the enclosed WHITE proxy card are first being furnished to the stockholders on or about April 17, 2013.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated proxy or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support. Peter A. Feld Starboard Value and Opportunity Master Fund Ltd

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of Starboard’s proxy materials,
please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
437 Madison Avenue, 28th Floor
New York, N.Y. 10022
(212) 297-0720
Stockholders Call Toll-Free at: 877-869-0171
E-mail: info@okapipartners.com

2013 ANNUAL MEETING OF STOCKHOLDERS
OF
TESSERA TECHNOLOGIES, INC.
_________________________

PROXY STATEMENT
OF
STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”), Starboard Value and Opportunity S LLC (“Starboard LLC”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard Value LP (“Starboard Value LP”), Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Jeffrey C. Smith, Mark R. Mitchell, and Peter A. Feld (collectively, “Starboard” or “we”) are significant stockholders of Tessera Technologies, Inc., a Delaware corporation (“Tessera” or the “Company”), owning approximately 7.6% of the outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company.  We are seeking to elect a full slate of nominees to the Company’s Board of Directors (the “Board”) because we believe that the Board must be reconstituted to ensure that the interests of the stockholders, the true owners of Tessera, are appropriately represented in the boardroom.  We have nominated directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock stockholder value.  We are seeking your support at the Company’s 2013 Annual Meeting of Stockholders scheduled to be held at Tessera Technologies, Inc., 3025 Orchard Parkway, San Jose, CA 95134, on Thursday, May 23, 2013, at 10:00 a.m., Pacific Daylight Time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.
To elect Starboard V&O Fund’s director nominees, Tudor Brown, George Cwynar, Peter A. Feld, Tom Lacey, George Riedel and Don Stout, (each a “Nominee” and, collectively, the “Nominees”) to serve as directors of the Company to hold office until the 2014 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.	To hold an advisory vote on executive compensation (the “Say-on-Pay Proposal”);

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2013;

4.	To approve the amendment and restatement of the Employee Stock Purchase Plan;

5.	To approve the International Employee Stock Purchase Plan; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This Proxy Statement is soliciting proxies to elect only our Nominees.  Accordingly, the enclosed WHITE proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Company’s director nominees.  See “Voting and Proxy Procedures” on page 29 for additional information.  You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company.  Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

As of the date hereof, the members of Starboard and the Nominees collectively own 4,003,661 shares of Common Stock (the “Starboard Group Shares”).  We intend to vote the Starboard Group Shares FOR the election of the Nominees, AGAINST the approval of the Say-on-Pay Proposal, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2013, and in a manner consistent with the recommendation of Institutional Shareholder Services Inc. (“ISS”), a leading proxy advisory firm, with respect to the approval of the amendment and restatement of the Employee Stock Purchase Plan and the approval of the International Employee Stock Purchase Plan, as described herein.  While we currently intend to vote the Starboard Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the Starboard Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders.  We would only vote some or all of the Starboard Group Shares for some or all of the Company’s director nominees in the event it becomes apparent to us, based on the projected voting results at such time, that less than all of the Nominees would be elected at the Annual Meeting and that by voting the Starboard Group Shares we could help elect the Company nominees that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all stockholders.  Stockholders should understand, however, that all shares of Common Stock represented by the enclosed WHITE proxy card will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted in accordance with Starboard’s recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the Annual Meeting consistent with Rule 14a-4(c)(3) promulgated under the Securities Exchange Act of 1934.

The Company has set the close of business on April 12, 2013 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  The mailing address of the principal executive offices of the Company is 3025 Orchard Parkway, San Jose, California 95134.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were 52,761,636 shares of Common Stock outstanding.

THIS SOLICITATION IS BEING MADE BY STARBOARD AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT.  SHOULD OTHER MATTERS, WHICH STARBOARD IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.

STARBOARD URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our WHITE proxy card are available at
http://www.myproxyonline.com/Tessera

______________________________

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own.  Starboard urges you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of the Nominees and in accordance with Starboard’s recommendations on the other proposals on the agenda for the Annual Meeting.

•
If your shares of Common Stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to Starboard, c/o Okapi Partners LLC (“Okapi Partners”) , in the enclosed postage-paid envelope today.

•
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.  Remember, you can vote for our six Nominees only on our WHITE proxy card.  So please make certain that the latest dated proxy card you return is the WHITE proxy card.

OKAPI PARTNERS LLC 437 Madison Avenue, 28th Floor New York, N.Y. 10022 (212) 297-0720 Stockholders Call Toll-Free at: 877-869-0171 E-mail: info@okapipartners.com

Background to the Solicitation

The following is a chronology of material events leading up to this proxy solicitation:

•
Beginning in late 2010, Starboard began conducting extensive due diligence on Tessera, which included attending several investor presentations and conferences, as well as participating in one-on-one meetings with members of Tessera’s management team.

•
On December 21, 2011, after Starboard began accumulating a position in Tessera, the Company announced that its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) would be held on March 30, 2012, which advanced the date of the 2012 Annual Meeting approximately two months compared to Tessera’s historical practice of holding its annual meetings in May.  By scheduling the 2012 Annual Meeting more than 30 days before the first anniversary of the date of the Company’s 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”), Tessera triggered an accelerated and immediate ten-day nomination deadline of December 31, 2011 under its advance notice bylaw provisions.  Prior to this announcement, Tessera had disclosed a nomination window of January 25, 2012 through February 24, 2012 for the 2012 Annual Meeting in its definitive proxy statement for the 2011 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2011.

•
Between December 21, 2011 and December 29, 2011, Starboard made several attempts to contact Tessera to discuss Starboard’s intentions and its desire to engage in a constructive dialogue with the Company.  Starboard proposed that the Company extend the nomination deadline for the 2012 Annual Meeting beyond December 31, 2011 to allow Starboard and the Company to meet in early January 2012 prior to the nomination deadline.  The Company was unwilling to comply with Starboard’s request.

•
On December 29, 2011, in light of the impending nomination deadline and in order to preserve its right to nominate candidates for election to the Board at the 2012 Annual Meeting, Starboard delivered a private letter to Tessera (the “2012 Nomination Letter”) nominating Maury Austin, Peter A. Feld and Jeffrey S. McCreary for election to the Board at the 2012 Annual Meeting.

•
On January 3, 2012, despite Starboard’s attempt to engage in a private dialogue with the Company regarding the 2012 Nomination Letter, Tessera issued a press release publicly announcing its receipt of the 2012 Nomination Letter.  In the press release, the Company also included a letter to stockholders from its CEO Robert Young in which he made specific performance commitments for the Company’s DigitalOptics Corporation business segment (f/k/a the Imaging and Optics division) (“DOC”) for 2012.

•
On January 10, 2012, and again on January 27, 2012, Starboard met with the Company’s management to discuss the Company’s strategic direction, the recently  announced 2012 performance commitments for DOC, the Company’s general financial performance, and the 2012 Annual Meeting.  At those meetings, Starboard was told that the Company would not consider nominating any of Starboard’s director nominees for election at the 2012 Annual Meeting.

•
On January 30, 2012, Starboard agreed to withdraw the 2012 Nomination Letter and allow the Company time to take steps to address its underperformance and follow through on its 2012 performance commitments for DOC.

•	On January 31, 2012, Tessera and Starboard issued a joint press release announcing Starboard’s withdrawal of the 2012 Nomination Letter and confirming the date of the 2012 Annual Meeting.

•
On February 17, 2012, Tessera filed a definitive proxy statement for the 2012 Annual Meeting, in which it disclosed a nomination window of November 30, 2012 through December 30, 2012 for its 2013 Annual Meeting of Stockholders, referred to herein as the Annual Meeting.

•	On June 12, 2012, Starboard met with Dr. Young at Starboard’s offices to discuss the Company’s financial performance and its progress towards its 2012 performance commitments for DOC.

•
On August 30, 2012, Starboard met with the Company’s management for a general business update and to discuss Starboard’s concerns regarding the poor performance and mounting losses of DOC, the Company’s failure to deliver on the first of three performance commitments made by Dr. Young in 2012 for the DOC segment to sign its first design win for its Micro Electro Mechanical Systems (“MEMS”) auto-focus technology from a tier one original equipment manufacturer in the first half of 2012, challenges in the Company’s Intellectual Property business segment (“IP”), and the Company’s overall cost structure and capital allocation, among other issues.

•
On November 26, 2012, Starboard filed a Schedule 13D disclosing a 5.7% stake in Tessera.  In the Schedule 13D, Starboard stated that it purchased its shares of Tessera’s Common Stock based on its belief that such shares, when purchased, were undervalued and represented an attractive investment opportunity.

•
On December 19, 2012, Tessera amended its Amended and Restated Bylaws to provide that for the Annual Meeting any nomination notice by a stockholder delivered to, or mailed and received at, the principal executive offices of the Company on or prior to February 15, 2013 will be deemed timely notwithstanding the date of the Annual Meeting, which had not yet been determined.

•
On December 21, 2012, Starboard delivered a letter to Tessera (the “2013 Nomination Letter”) nominating Tudor Brown, George Cwynar, Peter A. Feld, Tom Lacey, George Riedel, Jeffrey C. Smith and Don Stout for election to the Board at the Annual Meeting.  In the 2013 Nomination Letter, Starboard stated that it had not yet determined the total number of directors that it would seek to elect at the Annual Meeting, and reserved its right to either withdraw certain or all of its nominees or to nominate additional nominees for election of the Board at the Annual Meeting, depending on certain factors, including the total number of directors up for election at the Annual Meeting and the Company’s financial and operational performance.  Starboard also filed an amendment to its Schedule 13D disclosing ownership of 6.0% of Tessera’s Common Stock.  In the Schedule 13D amendment, Starboard stated that it submitted the 2013 Nomination Letter based on its belief that significant change to the composition of the Board is warranted given Tessera’s long-term underperformance and serious corporate governance deficiencies.  Additionally, Starboard discussed its concerns about the Board’s triggering of an accelerated and immediate ten-day nomination deadline for the 2012 Annual Meeting of Stockholders, and the Board’s decision to extend the nomination period for the Annual Meeting until February 15, 2013 without disclosing a meeting date at the time, and whether those actions were taken in good-faith and with the best interests stockholders in mind.

•	On February 7, 2013, Tessera issued a press release announcing its fourth quarter 2012 earnings results and that it intends to hold the Annual Meeting on May 23, 2013.

•
On February 19, 2013, Starboard delivered a letter to the Board (the “February 19 Letter”) and issued a press release including the full text of the letter.  In the February 19 Letter, Starboard expressed its belief that there is significant value to be realized at Tessera, but that management and the Board are not taking appropriate actions to address the Company’s perennial underperformance.  Starboard discussed in detail its thoughts and concerns about Tessera’s underperformance and current strategy, including the Company’s failure to achieve all three performance commitments for the DOC segment made by Dr. Young in 2012, which were to: (i) announce a design win for its MEMS auto-focus technology from a tier one original equipment manufacturer in the first half of 2012; (ii) generate MEMS auto-focus revenue in the fourth quarter of 2012; and (iii) become profitable in the fourth quarter of 2013, a target that the Company publicly withdrew on February 7, 2013.  Starboard also outlined specific steps that Starboard believes are required to unlock value for the benefit of all Tessera stockholders.  Starboard also said that it nominated a highly qualified slate of directors for election at the Annual Meeting and strongly believes that significant change to the composition of the Board is required to ensure that Tessera is run with the best interest of all stockholders as the primary objective.

•
On February 20, 2013, the Company issued a public statement in response to the February 19 Letter.  In the letter, the Company made broad statements about its desire to avoid a proxy fight and willingness to interview Starboard director nominees, but failed to fully address the substantive issues highlighted by Starboard in the February 19 Letter.

•
On February 22, 2013, two members of the Board, John Goodrich and Kevin Rivette, delivered a letter to Tessera stating that they would each resign from the Board, effective March 1, 2013, if Robert Boehlke, Chairman of the Board, had not resigned as a member of the Board as of that date.  Since Mr. Boehlke refused to resign, the resignations of Messrs. Goodrich and Rivette took effect on March 1, 2013.  In their letter, Messrs. Goodrich and Rivette stated that they decided to resign due to their disagreement with the approach Mr. Boehlke has taken with respect to the Company and the Board.  Messrs. Goodrich and Rivette asserted, among other things, that Mr. Boehlke “has arrogated to himself necessary board review and guidance of management” and that his actions have “prevented the Board from meeting its required standards of performance and returning value to shareholders.”  The full text of their letter is included below:

Members of the board of Tessera Technologies, Inc., and Barney Cassidy

Gentlemen:

We provide this letter with regret.  For the reasons set forth below, we intend to resign from this board in the event Mr. Boehlke remains a member.

We have great respect for all of the board members and we have enjoyed working with you.  However, we believe the board’s current leadership and constituencies will continue to prevent effective management of the company.  In our opinion the failure of current board leadership has prevented effective operating oversight, effective cost control, strategic planning, profit and loss discipline, economically rational strategies for our DOC initiatives and appropriate focus on our core business.  The negative effect of these failures has significantly impacted shareholder value.

Mr. Boehlke has arrogated to himself necessary board review and guidance of management, and indeed, in our opinion, has acted in many instances as a senior operating executive.  His actions have interfered with the board’s orderly and necessary oversight of the company.  As one of many examples, the Chairman’s failure to call a meeting of the board to respond to a letter addressed to the board from our largest shareholder, and his direction that our CEO should meet directly with that shareholder without notice to or input from the board illustrates arrogation of power that properly resides in the board.

We believe his actions have prevented our board from meeting its required standards of performance and returning value to the shareholders.  It is our belief that his efforts to force the removal of directors who do not support him and to independently find new directors violates the authority of the nominating committee and of the full board, which is solely responsible for consideration of the appropriate membership to serve as stewards of shareholders’ interests.

We have repeatedly tried to affect what we believe are necessary reforms such as greater focus on our core business, effective cost controls, investment analysis and improved board governance to make this company highly successful.  Each time Mr. Boehlke has prevented these initiatives from moving forward.

We remain convinced that our technology assets, IP and human resources are far more valuable than reflected by the current stock price.  With the removal of Mr. Boehlke we are enthusiastic to continue to serve as board members and affect the reforms necessary to increase shareholder value.

In the event that Mr. Boehlke has not resigned by March 1, 2013 please accept this email as our resignation effective close of business March 1st.

Sincerely,

John Goodrich                           Kevin Rivette

•
On February 27, 2013, Starboard met with Mr. Boehlke and Richard Hill, another member of the Board, to discuss Starboard’s view that substantial change on the Board is required to meaningfully address Starboard’s concerns and put the Company on track for long-term stockholder value creation.  The Company indicated an unwillingness to agree to substantial change on the Board and specifically stated that under no circumstances would they consider allowing a member of Starboard to serve on the Board.

•
On February 28, 2013, Starboard sent a private letter to the Board expressing its serious concerns with the resignations of Messrs. Goodrich and Rivette from the Board and the dysfunctional Board environment discussed in their resignation letter.  Starboard also notified the Board that it had recently become aware, through sources it believed credible, of possible improper conduct by Dr. Young, and asked the Board to immediately instruct Company counsel to conduct a prompt and formal investigation into whether Mr. Young has (or has had) an inappropriate relationship with a female employee of the Company.  Finally, Starboard set forth its views on the terms that it would be willing to accept as part of a settlement arrangement.  Starboard proposed:

o	The immediate resignation of at least two additional incumbent Board members, including Chairman Boehlke;

o	The vacancies created by the departure of Messrs. Rivette and Goodrich are not filled;

o	The immediate appointment to the Board of at least five nominees recommended by Starboard, including at least one direct representative of Starboard;

o	The appointment of a new independent Chairman of the Board to be determined by a majority vote of the pro forma Board;

o	The commencement of a CEO search process utilizing a top-tier search firm; and

o	The resignation of Robert Young as CEO and Board member following the appointment of his successor.

•
On March 1, 2013, Starboard issued an open letter to stockholders expressing its serious concerns regarding the resignations of Messrs. Goodrich and Rivette from the Board and the dysfunctional Board environment described in their resignation letter.   Starboard asserted that the contents of the resignation letter, as well as Tessera’s apparent unwillingness to communicate constructively with Starboard, indicated that the center of power on the Board and management has no intention of changing and has taken actions to further entrench and insulate themselves from outside influence.  Starboard also stated that the deeply concerning contents of the director resignation letters, recent executive departures, continued dismal operating performance, and poor governance all further solidify Starboard’s view that material change in the composition of the Board and the Company’s executive leadership and corporate strategy are required immediately.  Therefore, Starboard determined to seek stockholder support to replace a majority of the Board with highly-qualified director nominees at the 2013 Annual Meeting.

•
On March 4, 2013, the Board issued an open letter to Starboard that publicly disclosed the contents of Starboard’s private letter sent on February 28, 2013, and accused Starboard of making unreasonable demands regarding Board representation and engaging in “blackmail” by privately notifying the Board of possible improper conduct by Dr. Young.

•
On March 6, 2013, Starboard issued an open letter to stockholders.  In the letter, Starboard addressed the Board’s claims regarding Starboard’s private disclosure to the Board of Dr. Young’s potential inappropriate conduct, stating that Starboard followed proper protocol by making the Board aware of its concerns through a private letter so the Board could fully investigate the matter, and intentionally omitted any reference to such information in its public letter to stockholders released on March 1, 2013 out of sensitivity for the situation.  Starboard explained that it found the Board’s response surprising and irresponsible, noting that in Starboard’s experience, most well-functioning boards would respond to such allegations privately by committing to fully investigate the situation and take appropriate actions, as necessary, while the Board simply stated its support for Dr. Young and did not commit to any such investigation.  Starboard also clarified the terms of its proposed settlement arrangement and rebutted the Company’s defenses of its current business strategy.  Further, Starboard expressed its hope and expectation that the Company will follow through on its commitment and immediately formalize and publicly announce a May 23, 2013 date, at the latest, for holding the Annual Meeting, so that stockholders can exercise their right to vote, without delay, on a slate of directors who they believe are best fit to serve as stewards of stockholder value.

•
On March 7, 2013, Starboard attended a presentation by Tessera at the Wedbush Morgan conference and participated in a one-on-one meeting with Bernard Cassidy, the Company’s President of IP, General Counsel and Executive Vice President.  The discussions included a general business update on the Company and each of its business segments.

•
On March 15, 2013, Tessera sent a letter from David C. Nagel, the newly-appointed chairman of the Nominating Committee of the Board, to Peter A. Feld.  In the letter, Dr. Nagel stated, among other things, that the Board was open to considering the addition of two Starboard-recommended candidates to the Board as part of a settlement agreement.

•
On March 18, 2013, Starboard issued an open letter to stockholders.  In the letter, Starboard rejected the Company’s offer to add two independent, Starboard-recommended candidates to the Board.  Starboard called the offer inadequate and entirely unacceptable because it would merely return the composition of the Board to the status quo prior to the resignations of Messrs. Goodrich and Rivette from the Board, and therefore would fail to address the deeper issues at the Company and in the boardroom.  Starboard stated that its goal is not to control the Board, but to reconstitute it with extremely accomplished and independent individuals who have the requisite skill sets to lead Tessera on a path to long-term success.  Starboard reiterated that its settlement offer previously made to the Company in Starboard’s private letter to the Board dated February 28, 2013, if accepted, would reconstitute the majority of the Board, but allows for four of the six then-existing directors to remain on the Board for the sake of continuity and would only entail the election of one direct representative of Starboard.  Further, Starboard expressed confidence that the Nominees are highly qualified, independent directors with valuable and relevant business and financial experience that will bring a fresh perspective into the boardroom and would be extremely helpful in evaluating and executing on initiatives to unlock value at the Company.  Starboard described the experience of the Nominees, including individuals that Starboard believes have deep expertise in Tessera’s key markets, a broad understanding of the intellectual property licensing and technology components businesses, and the independence necessary to hold management accountable for its performance.

•
On March 21, 2013, representatives of Starboard and the Company met in person to continue discussions around whether a mutually acceptable resolution could be reached.  The discussions did not lead to a workable resolution to end the election contest.

•
On March 25, 2013, the Company announced the appointment of John Chenault, John H. F. Miner and Christopher A. Seams to the Board, increasing the size of the Board to nine directors.  The Company also announced that (i) the Company commenced a search for a new chief executive officer to replace Dr. Young, who will remain in his current position until a replacement is hired, (ii) existing directors Dr. Young, Mr. Boehlke and Anthony J. Tether would not be nominated for re-election to the Board at the Annual Meeting, and (iii) Richard S. Hill replaced Mr. Boehlke as Chairman of the Board.  The Company also filed its preliminary proxy statement in connection with the Annual Meeting.

•
On April 1, 2013, Starboard issued an open letter to stockholders.  In the letter, Starboard commented on Tessera’s recent announcements regarding changes in management and the Board and its restructuring initiatives, and stated that it believes these measures are reactionary and are not a holistic solution to Tessera’s problems.  Starboard questioned the Board’s sudden reversal of its support for Dr. Young and Mr. Boehlke, and expressed its concerns regarding the qualifications and allegiances of the Company’s three newly-appointed directors, two of whom have direct ties to Chairman Hill.  Starboard also stated that its objective for Tessera is to compose a new Board made up of the absolute best director candidates with appropriate and relevant skill sets who all have a mutual objective of creating tremendous value for the benefit of all Tessera stockholders.  Starboard announced its intent to file revised proxy materials to elect a full slate of six highly qualified director candidates at the Annual Meeting.

•	On April 15, 2013, the Company announced that Mr. Hill was appointed as the Company’s Interim CEO, replacing Dr. Young.

•	On April 16, 2013, the Company filed its definitive proxy statement in connection with the Annual Meeting.

REASONS FOR THE SOLICITATION

We believe that urgent change is needed on the Tessera Board.  We believe that it is necessary to reconstitute the Board with director candidates who have appropriate and relevant skill sets and a shared objective of enhancing value for the benefit of all Tessera stockholders.  Therefore, we are soliciting your support to elect our Nominees at the Annual Meeting, who we believe would bring significant and relevant experience, new insight and fresh perspectives to the Board.

We Are Concerned with the Company’s Poor Performance

Tessera’s shares have dramatically underperformed the NASDAQ Composite Index, the PHLX Semiconductor Index, and all three of the Company’s peer groups (as specified in the “Compensation Discussion and Analysis” section of the Company’s definitive proxy statement for the 2013 Annual Meeting) over almost any measurement period.  Over the past five years alone, prior to Starboard’s involvement, Tessera’s shares lost more than half their value, while the NASDAQ Composite Index, the PHLX Semiconductor Index, and the peer groups generated material gains.  We believe that Tessera’s dismal absolute and relative stock price performance demonstrates stockholders’ extreme frustration with the current performance and direction of the Company.

Total Shareholder Return (1)

	Performance through 2/18/13(2)			Performance through 3/28/13
	1 Year	3 Year	5 Year	1 Year	3 Year	5 Year

NASDAQ Composite Index	8.1%	42.4%	37.5%	5.2%	36.4%	44.5%
PHLX Semiconductor Index	-0.8%	25.1%	23.3%	0.1%	20.3%	28.7%
High-Tech Peer Group (3)	4.0%	66.8%	87.6%	7.3%	56.8%	94.1%
Intellectual Property Peer Group (4)	-3.2%	72.1%	80.3%	-3.1%	54.4%	88.8%
DigitalOptics Peer Group (5)	-12.6%	40.5%	3.3%	-3.8%	38.1%	11.2%

Tessera Technologies Inc.	-11.5%	-9.2%	-57.0%	13.1%	-5.1%	-12.2%
Underperformance vs. NASDAQ	-19.6%	-51.6%	-94.4%	7.8%	-41.6%	-56.7%
Underperformance vs. PHLX	-10.7%	-34.3%	-80.2%	12.9%	-25.5%	-40.9%
Underperformance vs. High-Tech Peers	-15.5%	-76.0%	-144.6%	5.8%	-61.9%	-106.2%
Underperformance vs. IP Peers	-8.3%	-81.4%	-137.2%	16.2%	-59.6%	-101.0%
Underperformance vs. DOC Peers	1.1%	-49.7%	-60.2%	16.9%	-43.3%	-23.4%

(1) Total returns for all periods include dividends.
(2) Unaffected performance prior to Starboard Value’s involvement.
(3) High-Tech Peer Group sourced from TSRA 2013 proxy and includes: ACTG, ADVS, CYMI, EFII, ENTR, IGTE, XXIA, JCOM, LTXC, MPWR, NANO, NEWP, POWI, QLGC, SMTC, SIMG, STEC, SYNA, TIVO, UTEK, VCLK, VLTR, and WBSN.
(4) Intellectual Property Peer Group sourced from TSRA 2013 proxy and includes: ACTG, CEVA, DLB, DTSI, ELNK, IDCC, MOSY, PDFS, RMBS, RPXC, and PANL.
(5) DigitalOptics Peer Group sourced from TSRA 2013 proxy and includes: COHR, INFN, IMMR, MEMS, MVIS, OVTI, and PANL.

We believe the primary reason for Tessera’s long-term stock price underperformance is the continued deterioration of the Company’s consolidated financial performance.  From 2009 to 2012, Tessera’s revenue declined 22%, or $65.4 million, while total operating expenses increased 41%, or $67.2 million.1  This has resulted in a major decline in operating income of $156.0 million over the same time period, resulting in operating losses of $38.3 million in 2012.

1 Calculated as the difference between revenue and operating expense figures for 2009 and 2012 sourced from page 48 of Form 10-K filed on March 1, 2013.  Note that calculations exclude $2.5 million of restructuring and other charges in 2012.

The Company’s DigitalOptics Corporation Business Segment Continues
to Generate Massive Losses for Stockholders

The results of the Company’s DigitalOptics Corporation business segment, or DOC, have been a key reason for the Company’s poor operating performance.  DOC generated operating losses of $86.2 million in 2012, compared to $94.9 million of operating income for the Company’s Intellectual Property business segment, or IP, and that does not include $47.0 million of corporate overhead expenses that the Company does not allocate to its business segments.2  As shown in the table below, DOC has not been able to achieve sustainable revenue growth and its operating losses have mounted due to increasing operating expenses.  We estimate that the Company’s total investments and losses in DOC amount to at least $517.0 million, or $9.88 per share, since 2005.

DOC Segment Financials (1)							($ in millions)

FYE December	2005-2007	2008	2009	2010	2011	2012	Cumulative

Revenue		$33.7	$29.7	$37.4	$41.2	$41.1	$183.1

Gross Profit		20.8	13.1	16.0	20.3	1.7	71.9

Operating Expenses:
R&D		(40.2)	(40.7)	(50.1)	(47.2)	(67.9)	(246.2)
SG&A		(16.0)	(21.5)	(22.5)	(19.0)	(20.0)	(98.9)
Total Operating Expenses		(56.2)	(62.2)	(72.6)	(66.2)	(87.9)	(345.1)

Segment Operating Loss (2)	NA	$(35.4)	$(49.0)	$(56.6)	$(45.9)	$(86.2)	$(273.2)

Acquisitions (3)	(110.5)	(31.0)	(5.9)	(15.0)	0.0	(29.0)	(191.4)
Capital Expenditures (4)	NA	NA	NA	NA	NA	(52.4)	(52.4)

Total Losses & Investment in DOC	$(517.0)

(1) Income statement items sourced from pages 60 and 61 of Form 10-K filed on March 1, 2013, page 40 of Form 10-K filed on February 7, 2012, and page 43 of Form 10-K filed on February 24, 2011.
(2) Segment operating loss excludes an allocation of corporate overhead as well as non-recurring items.
(3) Sourced from page 49 of Form 10-K filed on March 1, 2013, page F-5 of Form 10-K filed on February 24, 2011, and several press releases issued on May 27, 2009, February 12, 2008, February 8, 2007, July 18, 2006, and December 27, 2005.
(4) Sourced from page 5 of “Q4 and FY 2012 Earnings Prepared Remarks” section of Form 8-K filed on February 7, 2013.

2 Corporate expenses of $47.0 million in 2012 sourced from page 57 of Form 10-K filed on March 1, 2013.

Despite this history of massive losses, the Company’s management team and the Board continued to invest substantial capital in DOC in the hope that it will be able to stand on its own and separate from the Company.  For 2012, capital expenditures at DOC were $52.4 million, including the build out of a $30 million lens manufacturing facility, and DOC spent $28 million to acquire additional manufacturing assets.  Although the Company’s recently announced restructuring initiatives at DOC, which include exiting its camera module and lens manufacturing operations, are a step in the right direction, in our opinion they are too little and much too late.  It appears that DOC will experience losses of greater than $50 million in 2013,3 not including cash restructuring costs, and the Company has revised its commitment to shipping only “small quantities” of MEMS camera modules in 2013 versus past promises of substantial revenue and profitability in this business by the end of this year.  We believe that the DOC business has been an unmitigated disaster and requires an objective and unbiased review by new, truly independent directors with relevant experience in this industry to determine the most appropriate way to move forward and realize maximum value from this business.

We Believe that the Company’s IP Business Needs to Take Action to Reverse Deteriorating Performance

Although the Company’s IP business is currently profitable, its financial performance and profit margins have deteriorated substantially over the past few years.  From 2009 to 2012, revenue declined by $76.8 million, or 28.5%, from $269.7 million to $192.9 million while segment operating expenses increased by $36.9 million, or 61.3%, from $60.2 million to $97.1 million.  As a result, segment operating income decreased by $114.2 million, or 54.6%, from $209.1 million to $94.9 million.  IP segment operating income would be even lower if the Company allocated corporate overhead expenses to its business segments.  We also believe that IP’s EBITDA margins, after estimated allocations of corporate overhead and depreciation and amortization, are far below historical levels and the EBITDA margins of other intellectual property licensing companies with similar business models.4  With cost reductions and a focus on identifying incremental opportunities to drive additional revenue, we believe that the IP business can greatly improve its financial performance and profit margins.

IP Segment Financials (1)				($ in millions)

FYE December	2009	2012	$ Change	% Change

Revenue	$269.7	$192.9	$(76.8)	-28.5%
COGS	(0.4)	(0.9)	0.5	121.1%
Gross Profit	269.3	192.0	$(77.3)	-28.7%

Operating Expenses:
R&D	(25.1)	(32.8)	7.6	30.4%
SG&A	(8.9)	(30.1)	21.1	236.9%
Litigation	(26.1)	(34.2)	8.1	31.1%
Total Operating Expenses	(60.2)	(97.1)	36.9	61.3%

Segment Operating Income (2)	$209.1	$94.9	$(114.2)	-54.6%

(1) Financial data sourced from page 58 of Form 10-K filed on March 1, 2013, and page 38 of Form 10-K filed on February 17, 2012.
(2) Segment operating income excludes an allocation of corporate overhead as well as non-recurring items.

3 Based on financial guidance provided by the Company for DOC in a press release issued on March 21, 2013, and Starboard Value estimates.

4 After estimated allocation of corporate overhead and depreciation and amortization, we estimate that IP generated EBITDA margins below 50% in 2012.  This level of profitability is far below intellectual property licensing companies with similar business models, such as InterDigital, Inc. and RPX Corporation, each of which generated EBITDA margins of approximately 70% in 2012.

We have identified what we believe to be a significant opportunity to improve both IP’s revenue growth and profitability.  Currently, IP is spending over $30 million per year on research and development to generate new technologies and paying a substantial sales force to market these technologies to potential customers.  We believe IP can better utilize its resources by focusing on licensing and defending its existing intellectual property assets, and growing its patent portfolio through partnerships and strategic acquisitions that allow the Company to better leverage its position in the marketplace.

We Believe that the Credibility of Tessera’s Management Team and the Board has Been Undermined by the Company’s Track Record of Failed Commitments and the Past Actions of Legacy Directors

Under the leadership of three different Chief Executive Officers since 2007, including Dr. Young, the Company has repeatedly failed to achieve its stated performance goals for DOC, undermining the credibility of the Company’s management team and the Board with investors.

Through 2007 and 2008, former Chief Executive Officer Bruce McWilliams expressed confidence in DOC reaching $100 million in revenues by 2010.5  After Hank Nothhaft became Chief Executive Officer in 2008, he acknowledged that $100 million of DOC revenue in 2010 was a “stretch goal” and later extended the timeframe by one year to 2011.6  DOC fell extremely short of these revenue goals, generating $37.4 million of revenues in 2010 and $41.2 million in 2011.

At the start of 2012, Dr. Young set a number of performance goals for DOC, including (i) announcing a design win for its MEMS auto-focus technology from a tier one original equipment manufacturer in the first half of 2012, (ii) generating MEMS auto-focus revenue in the fourth quarter of 2012 and (iii) becoming profitable in the fourth quarter of 2013.7  He failed to deliver on all three commitments.

Dr. Young also did not meet his timeframe for separating DOC from the Company, stating in July 2011 that he believed the process would take approximately 12 months.8  The Board has enabled the further extension of this timeframe by amending Dr. Young’s compensation arrangement to provide that he can earn an equity incentive upon the successful completion of a spin-off of the DOC business at any time on or before March 31, 2015, approximately two full years from now.9

We believe that the Board’s recent decisions (i) to commence a search process to replace Dr. Young as the Company’s Chief Executive Officer, (ii) to appoint three new independent directors to the Board, (iii) to replace Mr. Boehlke as the Company’s Chairman and (iv) to not re- nominate Mr. Boehlke, Dr. Young and Anthony Tether for election to the Board at the Annual Meeting, reflect the Board’s recognition of the need for significant change in the Company’s leadership in order to address years of underperformance.  However, the Company’s legacy directors nominated for re-election at the Annual Meeting, Mr. Hill, Dr. Nagel and Dr. Stutz, previously rebuffed our continued calls for change to the Company’s strategy with respect to DOC and recently expressed unequivocal support for Dr. Young and former Chairman Boehlke despite the serious and alarming accusations made by former directors Rivette and Goodrich.  We are concerned that the Board’s recent actions were merely taken in response to the pressure of the impending election contest in an attempt to gain support from stockholders.

5 Sourced from several earnings call transcripts, including 4Q06 earnings call transcript on January 31, 2007, and 2Q08 earnings call transcript on July 31, 2008.

6 Sourced from 3Q08 earnings call transcript on October 30, 2008, and 1Q09 earnings call transcript on April 30, 2009.

7 Sourced from Form 8-K filed on January 3, 2012, Form 8-K filed on January 26, 2012, and Form 8-K filed on March 2, 2012.

8 Sourced from 2Q11 earnings call transcript on July 28, 2011.

9 Sourced from press release issued on October 4, 2012.

We Believe that the Company Should Return Significant Capital to Stockholders

We believe that Tessera is highly overcapitalized, with cash of $442.6 million and no debt.10  Although the Company must maintain a reasonable cash balance for its IP business, we believe the Company should be returning the excess cash to stockholders through some combination of share repurchases and dividends rather than use such substantial excess cash to fund losses in DOC.  Based on the track record of the Company’s management team and the Board, we are not confident that they will take the steps necessary to enhance stockholder value at Tessera and return significant capital to stockholders.

We Believe that Continued Turnover Among Top-Level Managers Evidences a
Dysfunctional Board that Has Not Been Able to Effectively Manage the Company

Tessera has experienced continued turnover of its top-level managers in recent years, including a number who joined the Company only recently, yet received a handsome severance package or lucrative consulting arrangement.  Two examples are discussed below:

Farzan (Bob) Roohparvar, who joined the Company in March 2011, was terminated from his position as President of DOC on September 4, 2012.  The Company and Mr. Roohparvar entered into a settlement agreement on December 4, 2012, pursuant to which the Company agreed to pay him and his attorneys $500,000 as an initial separation payment and $440,000 in additional severance payments.  In connection with the settlement agreement, a subsidiary of the Company and Mr. Roohparvar entered into a consulting agreement pursuant to which he will provide up to five hours per month of advice through December 31, 2013 for total payments of up to $60,000.

Richard Chernicoff, who joined the Company in July 2011, resigned as the President of IP on January 15, 2013.  The Company and Mr. Chernicoff entered into a settlement agreement on such date pursuant to which the Company agreed to pay or reimburse COBRA premiums necessary to continue medical, dental and vision coverage for Mr. Chernicoff and his covered dependents until January 15, 2014, or until such earlier date as Mr. Chernicoff accepts employment with an employer that offers alternative health coverage.  In connection with the settlement agreement, a subsidiary of the Company and Mr. Chernicoff entered into a consulting agreement pursuant to which he will provide consulting services through December 31, 2013 for total payments of approximately $436,000.

Several other senior executives, including the Company’s former chief executive officer and former chief financial officer, have left the Company within the past two years and received large severance payments at the times of their departure.  Additionally, the Company recently announced the commencement of a search process to replace Dr. Young as CEO and appointed Mr. Hill as Interim CEO.  This will result in the appointment of the fourth Tessera CEO in the past five years.  We believe that Tessera’s high level of executive turnover evidences a dysfunctional Board that has not been able to effectively manage the Company.

10 Sourced from Form 10-K filed on March 1, 2013.

We Are Concerned that the Company’s Director Nominees Do Not Have the Experience or True Independence Necessary to Set Tessera on the Path Towards Long-Term Value Creation

Although the addition of three new independent directors to the Board and the replacement of Mr. Boehlke as the Company’s Chairman are positive developments, we continue to believe that it is necessary to compose a new Board made up of the absolute best director candidates with appropriate and relevant skill sets who all have a mutual objective of creating tremendous value for the benefit of all Tessera stockholders.  In stark contrast to our highly qualified and diverse slate, we believe that the Company hastily assembled a new Board consisting of directors with overlapping experiences and questionable allegiances.  The Company’s nominees seem to have expertise in the semiconductor industry, but little to no directly relevant experience in intellectual property licensing or the imaging technology components business.  Tessera is primarily an intellectual property licensing company that focuses on the semiconductor industry, not a semiconductor product company, which in our opinion makes the Company’s slate of director nominees ill-equipped to oversee and govern Tessera.

Additionally, we question the independence of at least two of the newly appointed directors from the Company’s newly-appointed Chairman, Mr. Hill.  Mr. Chenault served in several roles at Novellus since 1991, most recently as interim CFO for a four-month period until his retirement in 2005, where he worked for Mr. Hill, who was CEO of Novellus at the time.  Mr. Miner currently serves on the board of directors of LSI Corporation alongside Mr. Hill.  We seriously question whether a comprehensive and objective search for independent candidates with appropriate skill sets for Tessera would have resulted in the selection of these three individuals considering their experience and the fact that two of the three new directors have direct ties to the newly appointed Chairman.  We are concerned that these candidates were selected more because of their relationship with Chairman Hill than because they are well suited to oversee and govern Tessera.  This appears to be the type of consolidation of power under the Chairman that became problematic under the leadership of former Chairman Boehlke.

We Believe that the Board Has Utilized Tessera’s Corporate Machinery to Insulate Itself and
Prevent Change that Would Benefit All Stockholders

           In late 2011, after conducting extensive due diligence, Starboard began accumulating a position in Tessera and reached out to the Company’s management and members of the Board in an attempt to initiate a constructive dialogue.  On December 21, 2011, the Company announced that the 2012 Annual Meeting would be held on March 30, 2012, which advanced the date of the 2012 Annual Meeting approximately two months compared to Tessera’s historical practice of holding its annual meetings in May.  This action triggered an accelerated and immediate ten-day nomination deadline of December 31, 2011 under the Company’s advance notice bylaw provisions.  This year, the Company announced that the Annual Meeting will be held on May 23, 2013, delaying it until almost two months after the one-year anniversary of the 2012 Annual Meeting.  During this time, the Company has consistently publicized its receipt of our private letters sent in an attempt to engage in a constructive dialogue, and generally frustrated our attempts to effect change at the Company.  We believe that the Company has manipulated annual meeting dates and nomination deadlines, and generally utilized its corporate machinery, to prevent stockholders, and Starboard specifically, from making changes to the Board that we believe would benefit all stockholders.  These actions, when compounded with the disturbing revelations in the resignation letter of former directors Goodrich and Rivette, further solidify our belief that the Board must be reconstituted to ensure that the best interests of all stockholders are being represented in the boardroom.

Our Six Nominees Have the Experience, Qualifications and Commitment Necessary to Fully Explore Available Opportunities to Unlock Value for Stockholders

We have identified several highly qualified, independent directors with valuable and relevant business and financial experience who we believe will bring a fresh perspective into the boardroom and would be extremely helpful in evaluating and executing on initiatives to unlock value at the Company.

Tudor Brown was one of the founding members and until May 2012, President and Board Member of ARM Holdings plc, a publicly-traded, semiconductor IP and software design company based in Cambridge, UK, where he served in various positions over a career of more than twenty years.  ARM currently has a market value of nearly $20 billion and is one of the most successful semiconductor IP licensing companies in the world.  Currently, Mr. Brown is a non-executive director of ANT Software Limited, a UK company developing advanced software for multimedia platforms, a position he has held since April 2005, and is a member of the advisory board of Annapurna Labs, an Israeli company.

George Cwynar is the former President, Chief Executive Officer, and Board Member of MOSAID Technologies Incorporated, a Canadian-based leading designer and licensor of memory technology, and supplier of memory test systems to major semiconductor companies worldwide.  During his tenure there, Mr. Cwynar managed the delicate balance between intellectual property licensing and product sales.  Currently, Mr. Cwynar is a consultant offering strategic and operational guidance, mentoring and executive coaching to small and mid-sized companies.  Mr. Cwynar also served as a director of MetroPhotonics Inc. and Accelerix Incorporated, and as the President of COM DEV Canada, a division of COM DEV International, a global designer and manufacturer of space hardware.  We believe that Mr. Cwynar is uniquely positioned to understand the complications Tessera faces by participating in both the semiconductor intellectual property licensing business and technology components business.

Peter A. Feld is a Managing Member and Head of Research of Starboard Value LP, a New York-based investment firm that is one of the largest stockholders of Tessera.  Mr. Feld has extensive public company board experience.  Currently, Mr. Feld serves as Chairman of the Board of Unwired Planet, Inc., and serves on the board of Integrated Device Technology, Inc.  Previously, Mr. Feld served on the board of CPI Corp. and SeaChange International, Inc.  In addition to extensive public board experience, Mr. Feld has significant experience evaluating companies from a financial, operational, and strategic perspective to identify inefficiencies and the resulting opportunities for value creation.

Thomas Lacey previously served as the President of Flextronics International's Components Division, now Vista Point Technologies, from which Tessera acquired camera module manufacturing assets integral to its DOC business segment.  Currently, Mr. Lacey is the Chairman and Chief Executive Officer of Components Direct, a provider of cloud-based product life cycle solutions, and serves on the board of directors of International Rectifier Corporation and DSP Group, Inc.  Mr. Lacey has broad knowledge of the technology components business and has specific knowledge of elements of Tessera’s DOC business.  Earlier in his career, Mr. Lacey held various management and executive positions at publicly-traded Intel Corporation for 13 years, including Vice President Sales and Marketing, President of Intel Americas, and Vice President and General Manager, Flash Products.

George A. Riedel previously served in various positions with Nortel Networks Corporation, where he led the sale/restructuring of various carrier and enterprise business units, and later on, led the effort to monetize the company’s remaining 6,500 patents and patent applications, culminating in the sale of its patent portfolio for $4.5 billion to a consortium which included several of the leading technology companies in the world.  This is one of the largest single transactions for intellectual property ever completed.  Currently, Mr. Riedel is the Chairman of the Board of Montreal-based Accedian Networks, and also serves on the board of PeerApp.

Donald E. Stout is a senior partner at the law firm of Antonelli, Terry, Stout & Kraus, LLP, where his legal practice has involved all facets of intellectual property, including litigation, the provision of expert witness opinions, and the licensing and representation of clients before the United States Patent and Trademark Office in diverse technological areas, including telecommunications.  Mr. Stout co-founded NTP Inc., a patent holding company for which he prepared the original patents and managed its patent litigation strategy, and currently serves as its Chief Strategist.  Mr. Stout also serves on the board of Vringo, Inc., a company engaged in the innovation, development and monetization of mobile technologies and intellectual property, and serves on the board of Augme Technologies, Inc.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of nine directors, six of whom are up for election at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our six Nominees, Tudor Brown, George Cwynar, Peter A. Feld, Tom Lacey, George Riedel and Don Stout.  If elected, the Nominees will represent the entire Board.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments.  The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below.  This information has been furnished to us by the Nominees.  All of the Nominees are citizens of the United States, except for Tudor Brown, who is a citizen of the United Kingdom, and George Cwynar, who is a citizen of Canada.

Tudor Brown, age 54, was one of the founding members and until May 2012, President of ARM Holdings plc (“ARM”), a publicly-traded, semiconductor IP and software design company based in Cambridge, UK.  Mr. Brown began his career at ARM over twenty years ago as a principal engineer and later assumed other roles, including Chief Technical Officer from 1997 through 2000, Chief Operating Officer from 2001 through 2008, and a member of the board of directors from 2001 through his retirement in May 2012.  Mr. Brown became President of ARM in July 2008 with responsibility for developing high-level relationships with industry partners and governmental agencies and for regional development, and served as a director on ARM’s board of directors.  Currently, Mr. Brown is also a non-executive director of ANT Software Limited, a UK company developing advanced software for multimedia platforms, a position he has held since April 2005, and is a member of the advisory board of Annapurna Labs, an Israeli company.  Mr. Brown received an MA degree in Electrical Sciences from Cambridge University, and holds one patent in low-power logic.  He is a Fellow of the Institution of Engineering and Technology.  Mr. Brown’s principal business address is Hillstead, Hinton Way, Great Shelford, Cambridge CB22 5AN, United Kingdom.

Starboard believes Mr. Brown’s experience as a founder and senior executive of one of the world’s most successful semiconductor technology and licensing companies along with his strong operational experience and deep industry knowledge will enable him to provide invaluable oversight to the Board.

George Cwynar, age 63, is a consultant offering strategic and operational guidance, mentoring and executive coaching to small and mid-sized companies.  Mr. Cwynar was the President of COM DEV Canada, a division of COM DEV International, a global designer and manufacturer of space hardware, from May 2008 until November 2009.  From November 1994 until April 2007, Mr. Cwynar served as the President and Chief Executive Officer of MOSAID Technologies Incorporated (“MSD”), a Canadian-based leading designer and licensor of memory technology, and supplier of memory test systems to major semiconductor companies worldwide that was traded on the Toronto Stock Exchange.  Prior to his work at MSD, Mr. Cwynar served in several capacities, including senior vice-president and general manager of operations at Macdonald Dettwiler & Associates, a systems engineering company specializing in remote sensing and air traffic control systems, from March 1980 until January 1994.  Mr. Cwynar served on the board of directors of MetroPhotonics Inc. from February 2001 until March 2007 and Accelerix Incorporated until it was acquired by MSD in 1999.  Mr. Cwynar also currently serves on the Advisory Board of OCM Manufacturing.  Mr. Cwynar earned a B.A.Sc in electrical engineering from the University of Toronto.  Mr. Cwynar’s principal business address is 293 Kingsmere Road, Chelsea, Quebec, Canada J9B 1G8.

Starboard believes Mr. Cwynar’s experience as the former chief executive officer of a semiconductor product and licensing company, as well as his technology and engineering background, will enable him to provide invaluable oversight to the Board.

Peter A. Feld, age 34, is a Managing Member and Head of Research of Starboard Value LP.  Previously, Mr. Feld served as a Managing Director of Ramius LLC and a portfolio manager of Ramius Value and Opportunity Master Fund Ltd, a position he held between November 2008 and April 2011.  Prior to becoming a Managing Director, Mr. Feld served as a Director at Ramius LLC from February 2007 to November 2008.  Mr. Feld joined Ramius LLC as an Associate in February 2005.  From June 2001 to July 2004, Mr. Feld was an investment banking analyst at Banc of America Securities, LLC, the investment banking arm of Bank of America Company, a bank and financial holding company.  Mr. Feld has served on the board of directors of Unwired Planet, Inc. (f/k/a Openwave Systems Inc.), an intellectual property licensing company, since July 2011, and currently serves as its Chairman of the Board.  Mr. Feld also has served on the board of directors of Integrated Device Technology, Inc., a mixed-signal semiconductor solutions company, since June 2012.  Mr. Feld served on the board of directors of SeaChange International, Inc., a company engaged in the delivery of multi-screen video, from December 2010 to January 2013.  Mr. Feld previously served on the board of directors of CPI Corp. from July 2008 to July 2009.  Mr. Feld’s principal business address is c/o Starboard Value LP, 830 Third Avenue, 3rd Floor, New York, New York 10022.

Starboard believes that Mr. Feld’s experience as an active stockholder, board member, and expert in capital markets and corporate governance practices, as well as his knowledge of intellectual property licensing, will enable him to provide invaluable oversight to the Board.

Thomas Lacey, age 54, is the Chairman and Chief Executive Officer of Components Direct, a provider of cloud-based product life cycle solutions, and has served in those capacities since May 2011.  Mr. Lacey also currently serves on the board of directors and the audit committee of publicly-traded International Rectifier Corporation, a leader in power management technology, and DSP Group, Inc. (“DSP”), a publicly-traded leading global provider of wireless chipset solutions for converged communications, and has served in those capacities since March 2008 and May 2012, respectively.  Previously, Mr. Lacey served as the President, Chief Executive Officer and a director of Phoenix Technologies Ltd., a publicly-traded, global provider of basic input-output software for personal computers, from February 2010 to February 2011.  Prior to joining Phoenix Technologies Ltd., Mr. Lacey was the Corporate Vice President and General Manager of the SunFabTM Thin Film Solar Products group of Applied Materials, Inc., which trades on NASDAQ, from September 2009.  Mr. Lacey previously served as President of Flextronics International’s Components Division, now Vista Point Technologies, from 2006 to 2007.  Mr. Lacey joined Flextronics in connection with the sale to Flextronics of publicly-traded International Display Works, where Mr. Lacey had been Chairman, President and Chief Executive Officer from 2004 to 2006.  Prior to International Display Works, Mr. Lacey held various management and executive positions at publicly-traded Intel Corporation for 13 years, including Vice President Sales and Marketing, President of Intel Americas, and Vice President and General Manager, Flash Products.  Mr. Lacey holds a Bachelor of Arts degree in computer science from the University of California, Berkeley, and masters of business administration degree from the Leavy School of Business at Santa Clara University.  Mr. Lacey’s principal business address is c/o G2 Technology, Inc., 1900 McCarthy Boulevard, Suite 412, Milpitas, California 95035.

Starboard believes that Mr. Lacey’s experience in the senior management of public companies, including service as chairman, president, chief executive officer and corporate vice president, his experience on the boards of directors of public companies, his financial expertise and his direct knowledge of the component manufacturing and camera module business, will enable him to provide invaluable oversight to the Board.

George A. Riedel, age 54, is currently the Chairman of the Board of Montreal-based Accedian Networks, where he has served as a director since 2010.  Mr. Riedel has also served on the board of directors of PeerApp since 2011.  Mr. Riedel served on the board of directors of Blade Network Technologies from 2009 until its sale to IBM in 2010.  In March 2006, Mr. Riedel joined Nortel Networks Corporation, a publicly-traded, multinational, telecommunications equipment manufacturer (“Nortel”), as part of the turnaround team as the Chief Strategy Officer.  His role changed after Nortel initiated creditor protection under the respective restructuring regimes of Canada under the Companies’ Creditors Arrangement Act, in the U.S. under the Bankruptcy Code, the United Kingdom under the Insolvency Act 1986, on January 14, 2009, and subsequently, Israel, to lead the sale/restructuring of various carrier and enterprise business units through a series of transactions to leading industry players such as Ericsson, Avaya and Ciena.  Mr. Riedel led the efforts to create stand-alone business units, carve out the relevant P&L and balance sheet elements and assign predominately used patents to enable sales of the assets.  In 2010, Mr. Riedel’s role changed to President of Business Units and CSO as he took leadership of the effort to monetize the remaining 6,500 patents and applications patents as well as manage the P&L for several business units that were held for sale.  The 2011 patent sale led to an unprecedented transaction of $4.5 billion to a consortium of Apple, Ericsson, RIM, Microsoft and EMC. Prior to Nortel, Mr. Riedel was the Vice President of Strategy and Corporate Development of Juniper Networks, Inc., a publicly-traded designer, developer and manufacturer of networking products, from 2003 until 2006.  Previously, Mr. Riedel was also a Director at McKinsey & Company, a global management consulting firm, where he spent 15 years serving clients in the telecom and technology sectors in Asia and North America on a range of strategy and growth issues.  Mr. Riedel earned a BS with Distinction in Mechanical Engineering from the University of Virginia and his MBA from Harvard Business School.  Mr. Riedel’s principal business address is 1 Meadowbrook Road, Weston, Massachusetts 02493.

Starboard believes Mr. Riedel’s direct involvement in the restructuring of Nortel, including the sale of the Nortel’s patent portfolio for $4.5 billion, as well as his knowledge of the technology industry and leadership experience, will enable him to provide invaluable oversight to the Board.

Donald E. Stout (Don), age 66, is a senior partner at the law firm of Antonelli, Terry, Stout & Kraus, LLP of Arlington, Virginia.  In 1992, Mr. Stout co-founded NTP Inc. (“NTP”), a patent holding company for which he prepared the original NTP patents and managed its patent litigation strategy, and currently serves as its Chief Strategist.  Mr. Stout was employed by the United States Patent and Trademark Office (“USPTO”) from 1968 to 1972 as an assistant examiner involved with patent applications covering radio and television technologies.  In 1972, Mr. Stout worked as a law clerk for two former board members of the USPTO Board of Appeals, where he assisted in deciding issues of patentability for applicants who appealed previous decisions.  Mr. Stout has been a director of Vringo, Inc., a company engaged in the innovation, development and monetization of mobile technologies and intellectual property, since July 2012, and has been a director of Augme Technologies, Inc., a mobile marketing and advertising technology company, since January 4, 2011.  Mr. Stout's legal practice has involved all facets of intellectual property, including litigation, the provision of expert witness opinions, and the licensing and representation of clients before the USPTO in diverse technological areas, including telecommunications.  In such capacity, Mr. Stout has testified as an expert witness regarding obtaining and prosecuting patents.  Mr. Stout has written and prosecuted hundreds of patent applications in diverse technologies and has also rendered opinions on patent infringement and/or validity.  Mr. Stout is a member of the bars of the District of Columbia and Virginia, and he is admitted to practice before the Supreme Court of the United States, the Court of Appeals for the Federal Circuit, the Fifth Circuit of Appeals, and the USPTO.  He earned his J.D. degree (with honors) from George Washington University in 1972.  Mr. Stout’s principal business address is 1300 North Seventeenth Street, Suite 1800, Arlington, Virginia 22209.

Starboard believes Mr. Stout’s deep knowledge of the intellectual property industry, his role in the success of NTP, and his extensive legal experience will enable him to provide invaluable oversight to the Board.

As of the date hereof, Mr. Brown directly owned 600 shares of Common Stock, Mr. Cwynar directly owned 580 shares of Common Stock, Mr. Lacey directly owned 500 shares of Common Stock, Mr. Riedel directly owned 1,400 shares of Common Stock and Mr. Stout directly owned 581 shares of Common Stock.  As a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, Mr. Feld is deemed to beneficially own the 4,000,000 shares of Common Stock owned in the aggregate by Starboard.  Each of the Nominees may be deemed to be a member of the Group (as defined below) for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly may be deemed to beneficially own the shares of Common Stock owned directly by the other members of the Group.  Each of the Nominees specifically disclaims beneficial ownership of such shares of Common Stock that he does not directly own.  For information regarding purchases and sales during the past two years by the Nominees and by the members of the Group of securities of the Company that may be deemed to be beneficially owned by the Nominees, see Schedule I.

Starboard V&O Fund and certain of its affiliates have signed letter agreements, pursuant to which they agreed to indemnify each of Messrs. Brown, Cwynar, Lacey, Riedel, and Stout against claims arising from the solicitation of proxies from the Company stockholders in connection with the Annual Meeting and any related transactions.

Starboard V&O Fund has signed compensation letter agreements with each of the Nominees,  except for Mr. Feld, pursuant to which Starboard V&O Fund agrees to pay each such Nominee: (i) $10,000 in cash as a result of the submission by Starboard of its nomination of each of the Nominees to the Company; and (ii) $10,000 in cash upon the filing of a definitive proxy statement by Starboard with the SEC relating to the solicitation of proxies in favor of each of the Nominees’ election as a director at the Annual Meeting.  Pursuant to the compensation letter agreements, each of the Nominees, with the exception of Mr. Feld, have agreed to use the after-tax proceeds from such compensation to acquire securities of the Company (the “Nominee Shares”) at such time that each of the Nominees shall determine, but in any event no later than 14 days after receipt of such compensation.  If elected or appointed to serve as a director of the Board, each of Messrs. Brown, Cwynar, Lacey, Riedel and Stout agrees not to sell, transfer or otherwise dispose of any Nominee Shares within two years of his election or appointment as a director; provided, however, in the event that the Company enters into a business combination with a third party, each of each of Messrs. Brown, Cwynar, Lacey, Riedel and Stout may sell, transfer or exchange the Nominee Shares in accordance with the terms of such business combination.

On December 21, 2012, Starboard V&O Fund, Starboard LLC, Starboard Value LP, Starboard Value GP, Principal Co, Principal GP, Mark R. Mitchell and the Nominees (collectively the “Group”) entered into a Joint Filing and Solicitation Agreement (the “Joint Filing Agreement”) in which, among other things, (a) the Group agreed to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, (b) the Group agreed to solicit proxies or written consents for the election of the persons nominated by the Group to the Board at the Annual Meeting (the “Solicitation”), and (c) Starboard V&O Fund and Starboard LLC agreed to bear all expenses incurred in connection with the Group’s activities, including approved expenses incurred by any of the parties in connection with the Solicitation, subject to certain limitations.  On March 6, 2013, Starboard C LP entered into a joinder agreement to the Joint Filing Agreement, pursuant to which Starboard C LP agreed to be bound by the terms and conditions of the Joint Filing Agreement and became a new member of the Group.

Mr. Lacey was nominated by Starboard to the board of directors of DSP to be elected at the 2012 annual meeting of the stockholders of DSP.  In connection with such nomination, Mr. Lacey entered into a joint filing and solicitation agreement, compensation agreement and indemnification agreement with Starboard and certain of its affiliates.  Mr. Lacey was ultimately elected to the Board of Directors of DSP pursuant to an agreement among DSP, Starboard and certain of Starboard’s affiliates, dated April 4, 2012.

Other than as stated herein, and except for compensation received by Mr. Feld as an employee of Starboard, there are no arrangements or understandings between members of Starboard and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.  None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

Starboard believes that each Nominee presently is, and if elected as a director of the Company, Starboard believes each of the Nominees would be, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002.  No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

If Starboard is successful in electing at least four of the Nominees at the Annual Meeting, then a change in control of the Board may be deemed to have occurred.  Based on its review of the Company’s material contracts and agreements, Starboard does not believe that such a change in control pursuant to the election of some or all of the Nominees would trigger any change in control provisions or payments.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed WHITE proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under Tessera’s Amended and Restated Bylaws (the “Bylaws”) and applicable law.  In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, shares of Common Stock represented by the enclosed WHITE proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Starboard that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

While we currently intend to vote the Starboard Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the Starboard Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders.  We would only vote some or all of the Starboard Group Shares for some or all of the Company’s director nominees in the event it becomes apparent to us, based on the projected voting results at such time, that less than all of the Nominees would be elected at the Annual Meeting and that by voting the Starboard Group Shares we could help elect the Company nominees that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all stockholders.  Stockholders should understand, however, that all shares of Common Stock represented by the enclosed WHITE proxy card will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted in accordance with Starboard’s recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the Annual Meeting consistent with Rule 14a-4(c)(3) promulgated under the Exchange Act.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to indicate their support for the compensation of the Company’s named executive officers.  This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in the Company’s proxy statement.  Accordingly, the Company is asking stockholders to vote for the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the 2013 Proxy Statement pursuant to Item 402 of Regulation S-K, including the disclosure under the headings ‘Compensation Discussion and Analysis’ and ‘Compensation of Executive Officers,’ is hereby approved.”

According to the Company’s proxy statement, the stockholder vote on the Say-on-Pay Proposal is an advisory vote only, and it is not binding on the Company, the Board, or the Compensation Committee of the Board.

WE RECOMMEND A VOTE “AGAINST” THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL.

PROPOSAL NO. 3

RATIFICATION OF AUDITORS

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has preliminarily selected PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2013 fiscal year and is proposing that stockholders ratify such appointment.  The Company is submitting the appointment of PricewaterhouseCoopers LLP for ratification of the stockholders at the Annual Meeting.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2013 AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT AND RESTATEMENT OF EMPLOYEE STOCK PURCHASE PLAN

As discussed in further detail in the Company’s proxy statement, the Company is proposing that stockholders approve the amendment and restatement of the Employee Stock Purchase Plan at the Annual Meeting.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES CONSISTENT WITH THE RECOMMENDATION OF ISS WITH RESPECT TO THIS PROPOSAL.

PROPOSAL NO. 5

APPROVAL OF INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

As discussed in further detail in the Company’s proxy statement, the Company is proposing that stockholders approve the International Employee Stock Purchase Plan at the Annual Meeting.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES CONSISTENT WITH THE RECOMMENDATION OF ISS WITH RESPECT TO THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

Stockholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting.  Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date.  Based on publicly available information, Starboard believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

Shares of Common Stock represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, AGAINST the approval of the Say-on-Pay Proposal, FOR the ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2013 fiscal year, ABSTAIN on the approval of the amendment and restatement of the Employee Stock Purchase Plan (which will have no effect on the outcome of the vote on this proposal), ABSTAIN on the approval of the International Employee Stock Purchase Plan (which will have no effect on the outcome of the vote on this proposal), and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate six candidates for election at the Annual Meeting.  This Proxy Statement is soliciting proxies to elect only our Nominees.  Accordingly, the enclosed WHITE proxy card may only be voted for our Nominees and does not confer voting power with respect to the Company’s nominees.  The participants in this solicitation intend to vote the Starboard Group Shares in favor of the Nominees.  In the event that some of the Nominees are elected, there can be no assurance that the Company nominee(s) who gets the most votes and elected to the Board will choose to serve as a director on the Board with the Nominees.

Although we have nominated a full slate of six directors for election at the Annual Meeting, if elected, our Nominees have expressed their willingness to expand the Board to allow Tessera’s new chief executive officer to serve on the Board following his or her appointment and to consider adding back up to two incumbent directors for the sake of continuity on the Board.  Our Nominees would consider adding back any of the incumbent directors, depending upon their willingness to serve and their credentials.  We believe that this result would allow Tessera to move forward under the leadership of a strong and well-qualified Board while ensuring continuity at the Company.  There is no assurance, however, that our Nominees will take such action, if elected, or that any incumbent directors would agree to serve on the Board with our Nominees.

While we currently intend to vote the Starboard Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the Starboard Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders.  We would only vote some or all of the Starboard Group Shares for some or all of the Company’s director nominees in the event it becomes apparent to us, based on the projected voting results at such time, that less than all of the Nominees would be elected at the Annual Meeting and that by voting the Starboard Group Shares we could help elect the Company nominees that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all stockholders.  Stockholders should understand, however, that all shares of Common Stock represented by the enclosed WHITE proxy card will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted in accordance with Starboard’s recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the Annual Meeting consistent with Rule 14a-4(c)(3) promulgated under the Exchange Act.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting.  For the Annual Meeting, the presence, in person or by proxy, of the holders of at least 26,380,819 shares of Common Stock, which represents a majority of the 52,761,636 shares of Common Stock outstanding as of the Record Date, will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum.  However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).  Under rules of The NASDAQ Stock Market, your broker will not have discretionary authority to vote your shares at the Annual Meeting on the proposals relating to the election of directors, the Say-on-Pay Proposal, the approval of the amendment and restatement of the Employee Stock Purchase Plan and the approval of the International Employee Stock Purchase Plan, but will have discretionary authority to vote your shares on the proposal regarding the ratification of the Company’s independent registered public accounting firm.

If you are a stockholder of record, you must deliver your vote by mail or attend the Annual Meeting in person and vote in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum.  Brokers do not have discretionary authority to vote on the proposals relating to the election of directors, the Say-on-Pay Proposal, the approval of the amendment and restatement of the Employee Stock Purchase Plan and the approval of the International Employee Stock Purchase Plan.  Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on those proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections.  Because the number of nominees timely nominated for election at the Annual Meeting exceeds the number of directors to be elected at the Annual Meeting, the election of directors at the Annual Meeting is a contested election.  As a result, directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning that the six nominees for director receiving the highest vote totals will be elected as directors of the Company.  With respect to the election of directors, only votes cast “FOR” a nominee will be counted.  Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.  Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee.  Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Other Proposals ─ Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on each of the other proposals.  Neither an abstention nor a broker non-vote will count as voting with respect to the Say-on-Pay Proposal, the approval of the amendment and restatement of the Employee Stock Purchase Plan and the approval of the International Employee Stock Purchase Plan.  Therefore, abstentions and broker non-votes will have no direct effect on the outcome of these proposals.  If you sign and submit your WHITE proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Starboard’s recommendations specified herein and in accordance with the discretion of the persons named on the WHITE proxy card with respect to any other matters that may be voted upon at the Annual Meeting consistent with Rule 14a-4(c)(3) promulgated under the Exchange Act.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Starboard in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement or to the Company at 3025 Orchard Parkway, San Jose, California 95134 or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Starboard in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock.  Additionally, Okapi Partners may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Starboard.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Starboard V&O Fund has entered into an agreement with Okapi Partners for solicitation and advisory services in connection with this solicitation, for which Okapi Partners will receive a fee not to exceed $200,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Okapi Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Starboard V&O Fund has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  Starboard V&O Fund will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Okapi Partners will employ up to 35 persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Starboard.  Costs of this solicitation of proxies are currently estimated to be approximately $650,000.  Starboard estimates that through the date hereof its expenses in connection with this solicitation are approximately $150,000.  Starboard intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation.  Starboard does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Nominees and the members of Starboard are participants in this solicitation.  The principal business of Starboard V&O Fund, a Cayman Islands exempted company, is serving as a private investment fund.  Starboard V&O Fund has been formed for the purpose of making equity investments and, on occasion, taking an active role in the management of portfolio companies in order to enhance stockholder value.  Starboard LLC, a Delaware limited liability company, and Starboard C LP, a Delaware limited partnership, have been formed for the purpose of investing in securities and engaging in all related activities and transactions.  Starboard Value LP provides investment advisory and management services and acts as the investment manager of Starboard V&O Fund, Starboard C LP and of certain managed accounts (the “Starboard Value LP Account”) and is the manager of Starboard LLC.  The principal business of Starboard Value GP is providing a full range of investment advisory, pension advisory and management services and serving as the general partner of Starboard Value LP.  The principal business of Principal Co is providing investment advisory and management services.  Principal Co is a member of Starboard Value GP.  Principal GP serves as the general partner of Principal Co.  Messrs. Smith, Feld and Mitchell serve as members of Principal GP and the members of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP.

The address of the principal office of each of Starboard LLC, Starboard C LP, Starboard Value LP, Starboard Value GP, Principal Co, Principal GP, and Messrs. Smith, Feld and Mitchell is 830 Third Avenue, 3rd Floor, New York, New York 10022.  The address of the principal office of Starboard V&O Fund is 89 Nexus Way, Camana Bay, PO Box 31106, Grand Cayman KY1-1205, Cayman Islands.

As of the date hereof, Starboard V&O Fund owned directly 2,455,350 shares of Common Stock.  As of the date hereof, Starboard LLC owned directly 545,841 shares of Common Stock.  As of the date hereof, Starboard C LP owned directly 141,200 shares of Common Stock.  As of the date hereof, Starboard Value LP beneficially owned 4,000,000 shares of Common Stock (consisting of shares of Common Stock beneficially owned by Starboard V&O Fund, Starboard LLC and Starboard C LP and 857,609 shares of Common Stock held in the Starboard Value LP Account.  Starboard Value GP, as the general partner of Starboard Value LP, may be deemed to beneficially own the 4,000,000 shares of Common Stock beneficially owned by Starboard Value LP.  Principal Co, as a member of Starboard Value GP, may be deemed to beneficially own the 4,000,000 shares of Common Stock beneficially owned by Starboard Value GP.  Principal GP, as the general partner of Principal Co, may be deemed to beneficially own the 4,000,000 shares of Common Stock beneficially owned by Principal Co.  Each of Messrs. Smith, Feld and Mitchell, as a member of Principal GP and as a member of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed to beneficially own the 4,000,000 shares of Common Stock beneficially owned by Principal GP.

Each participant in this solicitation, as a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the 4,003,661 shares of Common Stock owned in the aggregate by all of the participants in this solicitation.  Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule I.

The shares of Common Stock purchased by each of Starboard V&O Fund, Starboard LLC, Starboard C LP and through the Starboard Value LP Account were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Starboard is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Starboard is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) must, in order to be included in the Company’s proxy statement and the form of proxy for the 2014 Annual Meeting, be mailed by certified mail return receipt requested to the Company’s Corporate Secretary at Tessera Technologies, Inc., 3025 Orchard Parkway, San Jose, California 95134 and must be received by the Company’s Secretary on or before December 17, 2013.

Under the Bylaws, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board) at the 2014 Annual Meeting, must give written notice of that proposal to the Company’s Secretary not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.  Therefore, to be presented at the 2014 Annual Meeting, such a proposal must be given on or after January 23, 2014 but no later than February 22, 2014.  If the date of the 2014 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be given not later than the 90th day prior to such annual meeting, or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2014 Annual Meeting is based on information contained in the Company’s proxy statement.  The incorporation of this information in this proxy statement should not be construed as an admission by Starboard that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.  THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.  SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD April 17, 2013

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Shares of Common Stock Purchased / (Sold)	Date of Purchase / Sale

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

45,630	11/09/2011
24,570	11/09/2011
1,264	11/10/2011
(90,044)	11/16/2011
17,550	11/16/2011
88,780	11/16/2011
(52,650)	11/17/2011
(17,550)	11/18/2011
(1,000)	11/21/2011
(16,550)	11/21/2011
1,000	12/14/2011
136,330	12/14/2011
67,559	12/15/2011
16,332	12/16/2011
34,768	12/19/2011
2,624	12/27/2011
42,311	12/28/2011
17,875	12/29/2011
(18,854)	01/19/2012
(19,529)	01/20/2012
(16,437)	01/23/2012
(12,795)	01/23/2012
(12,795)	01/27/2012
(25,589)	01/27/2012
(38,384)	01/27/2012
(14,176)	01/30/2012
(34,256)	01/31/2012
(10,832)	02/01/2012
(29,223)	02/03/2012
(21,444)	02/06/2012
(26,101)	02/07/2012
(12,795)	02/08/2012
(12,795)	02/10/2012
(1,000)	02/13/2012
(11,794)	02/13/2012
30,691	06/21/2012
22,446	06/21/2012
27,488	06/22/2012
48,375	06/25/2012

58,050	06/26/2012
35,475	06/27/2012
35,475	06/28/2012
32,250	06/29/2012
31,900	07/02/2012
9,570	07/03/2012
22,330	07/05/2012
31,900	07/06/2012
47,850	07/09/2012
47,850	07/10/2012
63,800	07/11/2012
31,900	07/12/2012
31,900	07/13/2012
42,746	07/16/2012
27,434	07/17/2012
6,380	07/17/2012
19,140	07/18/2012
42,108	07/19/2012
19,140	07/20/2012
15,950	07/20/2012
15,950	07/23/2012
32,527	07/23/2012
79,750	07/24/2012
72,807	07/25/2012
8,932	07/25/2012
81,154	07/26/2012
15,950	07/27/2012
15,950	07/30/2012
30,433	07/31/2012
15,950	07/31/2012
95,850	08/01/2012
63,900	08/02/2012
9,585	08/13/2012
9,266	08/14/2012
29,075	08/16/2012
20,129	08/23/2012
28,755	08/23/2012
30,992	08/24/2012
325	08/27/2012
42,436	09/05/2012
5,014	09/11/2012
17,318	09/14/2012
12,422	09/17/2012
2,111	09/18/2012
15,925	09/20/2012
31,850	09/21/2012
15,925	09/24/2012
31,850	09/25/2012
5,309	10/10/2012

4,171	10/11/2012
6,320	10/12/2012
1,706	10/15/2012
4,614	10/15/2012
76,746	11/15/2012
12,945	11/16/2012
68,201	11/16/2012
34,500	11/19/2012
25,987	11/20/2012
21,346	11/21/2012
20,850	11/23/2012
18,826	11/26/2012
1,331	12/13/2012
49,527	12/19/2012
28,899	12/20/2012
47,043	12/21/2012
14,180	02/11/2013
12,583	02/11/2013
35,837	02/12/2013
31,300	02/13/2013
31,300	02/14/2013
62,600	02/15/2013
39,501	02/21/2013
23,099	02/21/2013
15,650	02/22/2013
31,300	02/27/2013
28,850	03/04/2013
14,425	03/05/2013
14,425	03/08/2013
14,425	03/11/2013
28,850	03/12/2013
14,425	03/14/2013

STARBOARD VALUE AND OPPORTUNITY S LLC

19,370	11/09/2011
10,430	11/09/2011
536	11/10/2011
(38,223)	11/16/2011
7,450	11/16/2011
37,687	11/16/2011
(22,350)	11/17/2011
(7,450)	11/18/2011
(7,450)	11/21/2011
50,424	12/14/2011
24,987	12/15/2011
6,041	12/16/2011
12,859	12/19/2011
971	12/27/2011

15,649	12/28/2011
6,611	12/29/2011
(6,952)	01/19/2012
(7,201)	01/20/2012
(6,060)	01/23/2012
(4,717)	01/23/2012
(4,717)	01/27/2012
(9,435)	01/27/2012
(14,152)	01/27/2012
(5,227)	01/30/2012
(12,630)	01/31/2012
(3,994)	02/01/2012
(10,775)	02/03/2012
(7,906)	02/06/2012
(9,624)	02/07/2012
(4,717)	02/08/2012
(4,718)	02/10/2012
(4,717)	02/13/2012
6,757	06/21/2012
4,942	06/21/2012
6,052	06/22/2012
10,650	06/25/2012
12,780	06/26/2012
7,810	06/27/2012
7,810	06/28/2012
7,100	06/29/2012
7,150	07/02/2012
2,145	07/03/2012
5,005	07/05/2012
7,150	07/06/2012
10,725	07/09/2012
10,725	07/10/2012
14,300	07/11/2012
7,150	07/12/2012
7,150	07/13/2012
9,581	07/16/2012
6,149	07/17/2012
1,430	07/17/2012
4,290	07/18/2012
9,438	07/19/2012
4,290	07/20/2012
3,575	07/20/2012
3,575	07/23/2012
7,291	07/23/2012
17,875	07/24/2012
16,319	07/25/2012
2,002	07/25/2012
18,189	07/26/2012
3,575	07/27/2012

3,575	07/30/2012
6,821	07/31/2012
3,575	07/31/2012
21,150	08/01/2012
14,100	08/02/2012
2,115	08/13/2012
2,044	08/14/2012
6,415	08/16/2012
4,441	08/23/2012
6,345	08/23/2012
6,838	08/24/2012
72	08/27/2012
9,393	09/05/2012
1,110	09/11/2012
3,833	09/14/2012
2,749	09/17/2012
467	09/18/2012
3,525	09/20/2012
7,050	09/21/2012
3,525	09/24/2012
7,050	09/25/2012
1,193	10/10/2012
937	10/11/2012
1,420	10/12/2012
384	10/15/2012
1,036	10/15/2012
16,920	11/15/2012
2,854	11/16/2012
15,036	11/16/2012
7,606	11/19/2012
5,729	11/20/2012
4,706	11/21/2012
4,597	11/23/2012
4,151	11/26/2012
294	12/13/2012
10,936	12/19/2012
6,381	12/20/2012
10,388	12/21/2012
3,171	02/11/2013
2,814	02/11/2013
8,015	02/12/2013
7,000	02/13/2013
7,000	02/14/2013
14,000	02/15/2013
8,834	02/21/2013
5,166	02/21/2013
3,500	02/22/2013
7,000	02/27/2013
6,400	03/04/2013

3,200	03/05/2013
3,200	03/08/2013
3,200	03/11/2013
6,400	03/12/2013
3,200	03/14/2013

STARBOARD VALUE AND OPPORTUNITY C LP

125,000	03/01/2013
4,050	03/04/2013
2,025	03/05/2013
2,025	03/08/2013
2,025	03/11/2013
4,050	03/12/2013
2,025	03/14/2013

STARBOARD VALUE LP
(Through the Starboard Value LP Account)

80,037	12/14/2011
39,663	12/15/2011
9,588	12/16/2011
20,412	12/19/2011
1,541	12/27/2011
24,840	12/28/2011
10,494	12/29/2011
(11,034)	01/19/2012
(11,430)	01/20/2012
(9,620)	01/23/2012
(7,488)	01/23/2012
(7,488)	01/27/2012
(14,976)	01/27/2012
(22,464)	01/27/2012
(8,297)	01/30/2012
(20,047)	01/31/2012
(6,340)	02/01/2012
(17,102)	02/03/2012
(12,550)	02/06/2012
(15,275)	02/07/2012
(7,488)	02/08/2012
(7,487)	02/10/2012
(7,489)	02/13/2012
10,135	06/21/2012
7,412	06/21/2012
9,077	06/22/2012
15,975	06/25/2012
19,170	06/26/2012
11,715	06/27/2012
11,715	06/28/2012

10,650	06/29/2012
10,950	07/02/2012
3,285	07/03/2012
7,665	07/05/2012
10,950	07/06/2012
16,425	07/09/2012
16,425	07/10/2012
21,900	07/11/2012
10,950	07/12/2012
10,950	07/13/2012
14,673	07/16/2012
9,417	07/17/2012
2,190	07/17/2012
6,570	07/18/2012
14,454	07/19/2012
6,570	07/20/2012
5,475	07/20/2012
5,475	07/23/2012
11,165	07/23/2012
27,375	07/24/2012
24,991	07/25/2012
3,066	07/25/2012
27,857	07/26/2012
5,475	07/27/2012
5,475	07/30/2012
10,446	07/31/2012
5,475	07/31/2012
33,000	08/01/2012
22,000	08/02/2012
3,300	08/13/2012
3,190	08/14/2012
10,010	08/16/2012
6,930	08/23/2012
9,900	08/23/2012
10,670	08/24/2012
112	08/27/2012
14,790	09/05/2012
1,748	09/11/2012
6,035	09/14/2012
4,329	09/17/2012
736	09/18/2012
5,550	09/20/2012
11,100	09/21/2012
5,550	09/24/2012
11,100	09/25/2012
1,898	10/10/2012
1,492	10/11/2012
2,260	10/12/2012
610	10/15/2012

1,650	10/15/2012
27,193	11/15/2012
4,587	11/16/2012
24,166	11/16/2012
12,225	11/19/2012
9,208	11/20/2012
7,563	11/21/2012
7,388	11/23/2012
6,670	11/26/2012
475	12/13/2012
17,655	12/19/2012
10,302	12/20/2012
16,769	12/21/2012
5,301	02/11/2013
4,703	02/11/2013
13,396	02/12/2013
11,700	02/13/2013
11,700	02/14/2013
23,400	02/15/2013
14,765	02/21/2013
8,635	02/21/2013
5,850	02/22/2013
11,700	02/27/2013
10,700	03/04/2013
5,350	03/05/2013
5,350	03/08/2013
5,350	03/11/2013
10,700	03/12/2013
5,350	03/14/2013

TUDOR BROWN

600	01/08/2013

GEORGE CWYNAR

580	01/04/2013

THOMAS LACEY

500	01/29/2013

GEORGE RIEDEL

400	01/03/2013
1,000	03/14/2013

DONALD STOUT

581	01/11/2013

SCHEDULE II

The following table is reprinted from the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 16, 2013.

The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each director and each nominee to become a director, (ii) each named executive officer, (iii) all directors, nominees and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our common stock as of March 1, 2013.

The number of shares of common stock outstanding used in calculating the percentage for each listed person or entity includes common stock underlying options held by the person or entity that are exercisable within 60 days of March 1, 2013, but excludes common stock underlying options held by any other person or entity. Percentage of beneficial ownership is based on 52,580,093 shares of common stock outstanding as of March 1, 2013.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of otal Class
Executive Officers, Directors and Nominees
Richard S. Hill	10,000	*
C. Richard Neely, Jr.	25,000	*
Bernard J. Cassidy (1)	252,818	*
John S. Thode (2)	90,000	*
Robert J. Boehlke (3)	123,615	*
John Chenault (4)	—	—
John B. Goodrich (5)	106,159	*
John H.F. Miner (4)	—	—
David C. Nagel, Ph.D. (6)	133,615	*
Kevin G. Rivette (7)	38,142	*
Christopher Seams (4)	—	—
Timothy J. Stultz, Ph.D.	10,000	*
Anthony J. Tether, Ph.D. (8)	23,641	*
Michael Anthofer (9)	168,292	*
Richard S. Chernicoff (10)	127,167	*
Farzan Bob Roohparvar, Ph.D.	4,125	*
Robert A. Young Ph.D. (11)	651,834	1.2%
All current executive officers, directors and nominees to become a director as a group (eleven persons) (12)	668,689	1.3%
5% Stockholders
Persons and entities affiliated with Amici Capital LLC (13)	5,113,213	9.7%
Seizert Capital Partners, LLC (14)	4,181,129	8.0%
BlackRock, Inc. (15)	4,052,355	7.7%
Persons and entities affiliated with Starboard Value LP (16)	3,877,661	7.4%
Frontier Capital Management Co., LLC (17)	3,722,774	7.1%
Vanguard Group, Inc. (18)	3,017,685	5.7%
_______________

* Represents beneficial ownership of less than 1%.

(1)	Includes 204,068 shares issuable upon exercise of outstanding options held by Mr. Cassidy, exercisable within 60 days of March 1, 2013.

(2)	Includes 60,000 shares of performance based awards and 30,000 shares of restricted stock.

(3)	Includes 93,818 shares issuable upon exercise of outstanding options held by Mr. Boehlke, exercisable within 60 days of March 1, 2013.

(4)
Messrs. Chenault, Miner and Seams were appointed to the Board of Directors on March 25, 2013. Upon such appointment, they each received a restricted stock award of 10,000 shares in accordance with our non-employee director compensation policy. These awards are not reflected in the table, which reflects holdings as of March 1, 2013.

(5)	Includes 98,204 shares issuable upon exercise of outstanding options held by Mr. Goodrich, exercisable within 60 days of March 1, 2013.

(6)	Includes 123,818 shares issuable upon exercise of outstanding options held by Dr. Nagel, exercisable within 60 days of March 1, 2013.

(7)	Includes 33,767 shares issuable upon exercise of outstanding options held by Mr. Rivette, exercisable within 60 days of March 1, 2013.

(8)	Includes 17,391 shares issuable upon exercise of outstanding options held by Dr. Tether, exercisable within 60 days of March 1, 2013.

(9)	Includes 168,292 shares issuable upon exercise of outstanding options held by Mr. Anthofer, exercisable within 60 days of March 1, 2013.

(10)	Includes 102,813 shares issuable upon exercise of outstanding options held by Mr. Chernicoff, exercisable within 60 days of March 1, 2013.

(11)	Includes 166,427 shares issuable upon exercise of outstanding options held by Dr. Young, exercisable within 60 days of March 1, 2013.

(12)	Includes 439,095 shares issuable upon exercise of outstanding options held by current officers and directors as a group, exercisable within 60 days of March 1, 2013.

(13)
The address for Amici Capital, LLC and the other beneficial owners of the shares reported in this line is 666 Fifth Avenue, 34th Floor, NY 10103, except for Amici Fund International, Ltd., whose address is c/o Bison Financial Services Limited, Bison Court, Road Town, Tortola, British Virgin Islands. Amici Capital, LLC, A. Alex Porter and Paul E. Orlin each have shared voting and dispositive power as to 5,113,213 shares. Amici Associates L.P. has shares voting and dispositive power as to 520,400 shares. Amici Qualified Associates, L.P. has shared voting and dispositive power as to 1,556,246 shares, The Collectors’ Fund L.P. has shared voting and dispositive power as to 437,304 shares. Amici Healthcare, L.P. has shared voting and dispositive power as to 25,000 shares. Amici Fund International, Ltd. has shared voting and dispositive power as to 2,423,463 shares. CF Advisors, LLC has shared voting and dispositive power as to 2,538,950 shares. Third Party Fund A has shared voting and dispositive power over 150,800 shares. The information in this table and footnote is based solely on information contained in Schedule 13G/A filed with the SEC on February 14, 2013 by Amici Capital, LLC.

(14)
The address for Seizert Capital Partners, LLC, is 185 Oakland Avenue, Suite 100, Birmingham, MI 48009. Seizert Capital Partners, LLC has sole voting power as to 2,557,351 shares and sole dispositive power as to 4,181,129 shares. The information in this table and footnote is based solely on information contained in Schedule 13G/A filed with the SEC on February 4, 2013 by Seizert Capital Partners, LLC.

(15)
The address for BlackRock, Inc., is 40 East 52nd Street, New York, NY 10022. BlackRock, Inc. has sole voting and dispositive power as to 4,052,355 shares. The shares reported as being beneficially held by BlackRock, Inc. may be held by one or more of its subsidiaries, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Australia Limited

BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Advisors (UK) Limited BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd., or BlackRock Investment Management (UK) Limited. The information in this table and footnote is based solely on information contained in Schedule 13G/A filed with the SEC on February 7, 2013 by BlackRock, Inc.

(16)
Starboard Value and Opportunity Master Fund Ltd. (“Starboard V&O Fund”) has sole voting and dispositive power as to 2,383,225 shares. Starboard Value and Opportunity S LLC (“Starboard LLC”) has sole voting and dispositive power as to 529,841 shares. Starboard Value and Opportunity C LP (“Starboard C LP”) has sole voting and dispositive power as to 131,075 shares. Starboard Value LP, as the investment manager of Starboard V&O Fund and Starboard C LP and the manager of Starboard LLC may be deemed the beneficial owner of the shares owned by Starboard V&O Fund, Starboard C LP and Starboard LLC, as well as 830,859 shares held in Starboard Value LP’s own account. Starboard Value GP LLC, as the general partner of Starboard Value LP, may be deemed the beneficial owner of the shares owned by Starboard V&O Fund, Starboard C LP, Starboard LLC and Starboard Value LP. Starboard Principal Co LP (“Principal Co”), as a member of Starboard Value GP LLC, and Starboard Principal Co GP LLC (“Principal GP”), as the general partner of Principal Co, may also each be deemed the beneficial owner of the shares owned by Starboard V&O Fund, Starboard C LP, Starboard LLC and Starboard Value LP. Jeffrey C. Smith, Mark R. Mitchell and Peter A. Feld, as members of Principal GP and members of each of the Management Committee of Starboard Value GP LLC and the Management Committee of Principal GP, may also each be deemed the beneficial owner of the shares owned by Starboard V&O Fund, Starboard C LP, Starboard LLC and Starboard Value LP. Tudor Brown has sole voting and dispositive power as to 600 shares. George Cwynar has sole voting and dispositive power as to 580 shares. Thomas Lacey has sole voting and dispositive power as to 500 shares. George Riedel has sole voting and dispositive power as to 400 shares. Donald Stout has sole voting and dispositive power as to 581 shares. Each of the foregoing persons and entities, as a member of a “group” for the purposes of Section 13(d)(3) of the Exchange Act may be deemed the beneficial owner of the shares directly owned by the other members. Each such person and entity disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest therein.

The address of the principal office of each of Starboard LLC, Starboard C LP, Starboard Value LP, Starboard Value GP, Principal Co, Principal GP, and Messrs. Smith, Mitchell and Feld is 830 Third Avenue, 3rd Floor, New York, New York 10022. The address of the principal office of Starboard V&O Fund is 89 Nexus Way, Camana Bay, PO Box 31106, Grand Cayman KY1-1205, Cayman Islands. Mr. Brown’s principal business address is Hillstead, Hinton Way, Great Shelford, Cambridge CB22 5AN, United Kingdom. Mr. Cwynar’s principal business address is 293 Kingsmere Road, Chelsea, Quebec, Canada J9B 1G8. Mr. Lacey’s principal business address is c/o G2 Technology, Inc., 1900 McCarthy Boulevard, Suite 412, Milpitas, CA 95035. Mr. Reidel’s principal business address is 1 Meadowbrook Road, Weston, MA 02493. Mr. Stout’s principal business address is 1300 North Seventeenth Street, Suite 1800 Arlington, Virginia 22209.

The information in this table and footnote is based solely on information contained in Schedule 13D/A filed with the SEC on March 7, 2013 by the persons and entities named in this footnote.

(17)
The address for Frontier Capital Management Co., LLC is 99 Summer Street, Boston, MA 02110. Frontier Capital Management Co., LLC has sole voting power as to 2,179,418 shares and sole dispositive power as to 3,722,774 shares. The information in this table and footnote is based solely on information contained in Schedule 13G/A filed with the SEC on February 14, 2013 by Frontier Capital Management Co., LLC.

(18)
The address for The Vanguard Group, Inc. is 100 Vanguard Blvd. Malvern, PA 19355. The Vanguard Group, Inc. has sole voting power as to 81,176 shares, sole dispositive power as to 2,938,509 shares and shared dispositive power as to 79,176 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 79,176 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,000 shares as a result of its serving as investment manager of Australian investment offerings. The information in this table and footnote is based solely on information contained in Schedule 13G/A filed with the SEC on February 11, 2013 by Vanguard Group, Inc.

IMPORTANT

Tell the Board what you think!  Your vote is important.  No matter how many shares of Common Stock you own, please give Starboard your proxy FOR the election of the Nominees and in accordance with Starboard’s recommendations on the other proposals on the agenda for the Annual Meeting by taking three steps:

●           SIGNING the enclosed WHITE proxy card;

●           DATING the enclosed WHITE proxy card; and

●           MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed WHITE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

OKAPI PARTNERS LLC 437 Madison Avenue, 28th Floor New York, N.Y. 10022 (212) 297-0720 Stockholders Call Toll-Free at: 877-869-0171 E-mail: info@okapipartners.com

TESSERA TECHNOLOGIES, INC.

2013 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

THE BOARD OF DIRECTORS OF TESSERA TECHNOLOGIES, INC.
IS NOT SOLICITING THIS PROXY

P            R            O            X            Y

The undersigned appoints Jeffrey C. Smith and Peter A. Feld, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Tessera Technologies, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2013 Annual Meeting of Stockholders of the Company scheduled to be held at Tessera Technologies, Inc., 3025 Orchard Parkway, San Jose, CA 95134, on Thursday, May 23, 2013, at 10:00 a.m., Pacific Daylight Time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Starboard Value and Opportunity Master Fund Ltd (“Starboard”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “AGAINST” PROPOSAL 2, “FOR” PROPOSAL 3, “ABSTAIN” ON PROPOSAL 4 AND “ABSTAIN” ON PROPOSAL 5 (WHICH ABSTENTIONS WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTES ON PROPOSALS 4 AND 5).

This Proxy will be valid until the completion of the Annual Meeting.  This Proxy will only be valid in connection with Starboard’s solicitation of proxies for the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example

STARBOARD STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1.  STARBOARD RECOMMENDS VOTING AGAINST PROPOSAL 2 AND MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 3, 4 AND 5.

1.	Starboard’s proposal to elect Tudor Brown, George Cwynar, Peter A. Feld, Tom Lacey, George Riedel and Don Stout as directors of the Company.

	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees: Tudor Brown George Cwynar Peter A. Feld Tom Lacey George Riedel Don Stout	[ ]	[ ]	[ ] ________________ ________________ ________________
STARBOARD INTENDS TO USE THIS PROXY TO VOTE “FOR ALL NOMINEES”, WHICH INCLUDES MESSRS. BROWN, CWYNAR, FELD, LACEY, RIEDEL AND STOUT.

THERE IS NO ASSURANCE THAT ANY OF THE CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY WILL SERVE AS DIRECTORS IF OUR NOMINEES ARE ELECTED.

NOTE: IF YOU DO NOT WISH FOR YOUR SHARES TO BE VOTED “FOR” A PARTICULAR NOMINEE, MARK THE “FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW.  YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

2.	To hold an advisory vote on executive compensation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2013.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To approve the amendment and restatement of the Employee Stock Purchase Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	To approve the International Employee Stock Purchase Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.